UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2017 (November 1, 2017)

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (IRS Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 1, 2017, The Dow Chemical Company ("Dow" or the "Company") approved restructuring actions in connection with the DowDuPont Cost Synergy Program (the “Synergy Program”). The Synergy Program is designed to integrate and optimize the organization following the all-stock merger of equals strategic combination between Dow and E. I. du Pont de Nemours and Company ("DuPont") under which Dow and DuPont each became subsidiaries of DowDuPont Inc. ("DowDuPont") on August 31, 2017, and in preparation for the separation of the combined company's agriculture business, materials science business and specialty products business through one or more tax-efficient transactions (the “Intended Business Separations”). The Intended Business Separations are subject to approval by the DowDuPont Board. The Company previously approved post-merger restructuring actions in connection with the Synergy Program with related charges of up to $140 million for which pretax charges of $139 million were recorded in the third quarter of 2017.

Based on all actions approved to date under the Synergy Program, the Company expects to record total pretax restructuring charges of about $1.3 billion, comprised of approximately $525 million to $575 million of severance and related benefits costs; $400 million to $440 million of asset related charges, and $290 million to $310 million of costs related to contract terminations. Current estimated total pretax restructuring charges includes the $139 million pretax charge recorded in the third quarter of 2017, comprised of severance and related benefit costs. The Company expects to record pretax restructuring charges of approximately $900 million in the fourth quarter of 2017, with the remaining restructuring charges to be incurred by the end of 2019.

Future cash payments related to this charge are anticipated to be approximately $815 million to $885 million, primarily related to the payment of severance and related benefits and contract termination costs. It is possible that additional charges and future cash payments could occur in relation to the restructuring actions. As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if additional charges and future cash payments were expected to be other than immaterial to its current estimates.

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Dow's control. Dow does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant
Date: November 2, 2017

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Controller and Vice President of Controllers and Tax